Exhibit 99.2

VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . August 4, 2022 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of eight cents ($0.08) per share on its common stock, payable on September 22, 2022 to stockholders of record at the close of business on September 1, 2022.

Valhi, Inc. is engaged in the chemicals (TiO2), component products (security products and recreational marine components) and real estate management and development industries.

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